Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”), is made effective as of July 11, 2016 (the “Effective Date”), by and between Covenant Transportation Group, Inc., a Nevada corporation (the “Company”), and Herbert J. Schmidt (the “Consultant”).

WHEREAS, the Company desires to retain the services of the Consultant and the Consultant desires to perform certain services for the Company.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

1. Services.

   1.1 The Consultant will report to the Company’s senior management and will provide periodic updates to the Company’s Board of Directors (the “Board”).

   1.2 The Consultant agrees to provide various services to the Company from time to time, which initially may include, without limitation, the following:

1.2.1 Review the performance of the Company’s business lines, particularly Southern Refrigerated Transport, Inc. (“SRT”), and the operational capabilities in support of those business lines, against the Company’s strategy and financial, operational, and other performance indicators;

1.2.2 Review the Company’s programs and strategy for operations functions;

1.2.3 Review the adequacy and effectiveness of the Company’s operations policies and practices, and the policies and practices adopted in complying with all applicable laws and industry best practices;

1.2.4 Review senior management performance in the area of operations, particularly SRT;

1.2.5 Review initiatives for enhancing cost efficiency, improving operational performance, and developing operating plans;

1.2.6 Review reports from the Company’s management, including management of SRT, regarding performance with respect to operations matters; and

1.2.7 Review and make recommendations to management and the Board on major strategies and other subjects relating to (i) operating initiatives, (ii) SRT performance, and (iii) measurement and tracking systems important to successful operations.

    1.3 Such services will be provided in a timely and professional manner at times and locations reasonably agreed to by the Company and the Consultant.

2. Compensation.

   2.1 Consulting Fee. The Consultant shall be compensated in accordance with the compensation structure set forth on Schedule 1 attached hereto.

   2.2 Reimbursement of Expenses. The Company shall reimburse the Consultant for all reasonable and customary expenses properly incurred or paid by the Consultant in connection with, or related to, the performance of services under this Agreement.  These expenses will include hotel or short term rental and transportation expenses in Texarkana, Arkansas, Chattanooga, Tennessee, and any other Company location the Consultant visits.  The Consultant shall submit to the Company itemized statements on a routine basis together with receipts of all such expenses incurred. The Company shall pay such expenses directly or shall pay to the Consultant amounts shown on each such statement consistent with the Company’s normal expense reimbursement practices.

   2.3 Benefits. The Consultant shall not be entitled to any benefits, coverage, or privileges, including, without limitation, social security, unemployment, medical, or pension payments, made available to employees of the Company.

   2.4 Taxes. No income tax or payroll tax of any kind shall be withheld or paid by the Company on behalf of the Consultant for any payment under this Agreement. The Consultant agrees to be responsible for all taxes and similar payments arising out of any of Consultant’s activities contemplated by this Agreement, including, without limitation, federal, state, and local income tax, social security tax (FICA), self-employment taxes, unemployment insurance taxes, and all other taxes, fees, and withholding. The Company shall not be obligated to pay to the Consultant any amounts hereunder until the Consultant shall provide to the Company the Consultant’s federal tax identification number and any other necessary information required by the Company to comply with applicable tax and other laws.

3. Term and Termination.

The term of this Agreement shall begin on the Effective Date, and shall continue for a period of six months thereafter (the “Initial Term”); provided, however, that, this Agreement may be earlier terminated by either party upon thirty days’ written notice to the other party.  Following the Initial Term, this Agreement may be renewed for successive one-month terms (each, a “Renewal Term”) upon the mutual agreement of the Company and Consultant.  The Initial Term and any Renewal Terms are collectively referred to as the “Term.”

4. Cooperation.

The Consultant shall use the Consultant’s best efforts in the performance of the Consultant’s obligations under this Agreement.  The Company shall provide such access to its information and property as may be reasonably required to permit the Consultant to perform the Consultant’s obligations under this Agreement.

5. Proprietary Information.

   5.1 For purposes of this Agreement, “Proprietary Information” means any and all information, data, and knowledge (whether in oral, written, graphic, electronic, machine-readable, or other form) of the Company or its subsidiaries that has been or is disclosed, provided, or made available to the Consultant in connection with or relating to his engagement hereunder, including, without limitation, any such information relating to (i) the know-how, marketing, and financial activities of the Company or its subsidiaries, (ii) the products and services of the Company or its subsidiaries, (iii) the costs, sources of supply, financial performance, and strategic plans of the Company or its subsidiaries, (iv) the identity and needs of the customers of the Company or its subsidiaries, and (v) the other persons or entities with whom the Company or its subsidiaries have business relationships, including, but not limited to, employees and independent contractors of the Company or its subsidiaries, and the nature and substance of those relationships.  Notwithstanding the foregoing, Proprietary Information shall not include any information that was already known to the Consultant at the time of disclosure or was obtained by the Consultant from a third party not bound by a duty of confidentiality.

   5.2 The Consultant acknowledges that the Consultant’s relationship with the Company is one of high trust and confidence and that in the course of providing service to the Company the Consultant may have had and will have access to and contact with Proprietary Information. The Consultant agrees that the Consultant will not, during the Term or at any time thereafter, disclose to others, or use for the Consultant’s benefit or the benefit of others, any Proprietary Information.

6. Independent Contractor Status.

The Consultant and the Company understand and intend that the Consultant shall perform all services under this Agreement as an independent contractor and not as an employee or partner of the Company. The manner of and means by which the Consultant executes and performs the Consultant’s obligations hereunder are to be determined by the Consultant in the Consultant’s reasonable discretion.

7. Counterparts.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.  Facsimile or electronic counterparts will be effective.

8. Entire Agreement.

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement; provided, that this Agreement shall not supersede or otherwise impact the terms of Consultant’s engagement by the Company as a member of the Board and any committee thereof.

9.   Amendment.

This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

10. Assignment.

This Agreement is personal to the Consultant and may not be assigned by the Consultant. This Agreement may be assigned by the Company to (a) any affiliate of the Company without the consent of the Consultant and (b) any other party with the consent of the Consultant, which consent shall not be unreasonably withheld.

11. Waiver.

No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

12. Severability.

In the event that any provision of this Agreement shall be invalid, illegal, or otherwise unenforceable, the validity, legality, and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above set forth.

COMPANY:		CONSULTANT:

Covenant Transportation Group, Inc.

By:	/s/ David R. Parker		/s/ Herbert J. Schmidt
Name:	David R. Parker	Name:	Herbert J. Schmidt
Title:	Chairman and Chief Executive Officer

[Signature Page to Consulting Agreement]

Schedule 1

COMPENSATION

The Consultant shall be compensated in the amount of $18,333.33 per month for the Term of this Agreement, payable in monthly installments of $18,333.33 in arrears on the last day of each month during the Term, and prorated for any partial month.

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